McConnell & Jones LLP
Certified Public Accountants

June 8, 2012

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Data Call Technologies, Inc.

Commission File Number 333-131948

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Data Call Technologies, Inc. in Item 4.01 of its Form 8-K dated June 8, 2012, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

McConnell & Jones LLP